INDEX TO EXHIBITS




(1)               Agreement and Declaration of Trust

(2)               Bylaws

(3)               Investment Advisory Agreement with Oak
                  Value Capital Management, Inc.

(4)               Custody Agreement with Star Bank N.A.

(5)               Administration Agreement with MGF Service Corp.

(6) Transfer, Dividend Disbursing, Shareholder Service and Plan Agency Agreement with MGF Service Corp.

(7)               Accounting Services Agreement with MGF Service Corp.

(8)               License Agreement with Oak Value Capital Management, Inc.

(9)               Consent of Arthur Andersen LLP

(10)              Individual Retirement Plan

(11)              Computation of Performance Quotations

(12)              Financial Data Schedule